Exhibit 3.3

                       RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                  UNIVAR CORPORATION

     1. UNIVAR CORPORATION was incorporated under the name of VWR UNITED CORPORATION by the filing of its Certificate of Incorporation with the Secretary of State of Delaware on September 16, 1966.

     2. This Restated Certificate of Incorporation was duly adopted by the Board of Directors and shareholders of this corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. This Restated Certificate of Incorporation restates, integrates, and further amends the provisions of the corporation's Certificate of Incorporation, as theretofore amended or supplemented.

     4. The provisions of this Restated Certificate of Incorporation are as follows:

                                       ARTICLE I
     The name of the corporation (hereinafter called the "Corporation") is UNIVAR CORPORATION.

                                       ARTICLE II

     The respective names of the County and of the City within the County in which the registered office of the Corporation is to be located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the registered agent of the Corporation is The Corporation Trust Company. The street and number of said registered office and the address by street and number of said registered agent is 1209 Orange Street, Wilmington, Delaware.

                                       ARTICLE III

     The purpose of the Corporation is to create the maximum continuing rate of value growth through long-term profit on invested capital and the growth of that capital.

     To accomplish this purpose, the Board of Directors, management and employees of the Corporation will strive to:

          Properly select business opportunities versus risk;

          Develop and maintain strategic direction for all business segments;

          Develop and maintain superior management and organizational structures;

          Encourage employee involvement in the business process;

          Provide all employees the opportunity of a value growth environment of good employment, training, advancement and recognition of their achievements;

          Create market understanding of the intrinsic values so created;

          Conduct its business legally and ethically within the free enterprise system as a responsible corporate citizen.

     In carrying out this purpose, the Corporation is authorized to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       ARTICLE IV

     1. The total number of shares of all classes of stock which this Corporation shall have authority to issue is 40,750,000 shares to be divided into two classes consisting of 40,000,000 shares of common stock of the par value of $.33-1/3 per share (hereinafter designated "Common Stock") and 750,000 shares of preferred stock of no par value (hereinafter designated "preferred stock"). The Common Stock shall have one vote for each share. The preferred stock shall have such full or limited or no voting powers as shall be stated and expressed in the resolution or resolutions of the Board of Directors of this Corporation providing for the issue of such stock pursuant to authority vested in it by the provisions of its Certificate of Incorporation, as amended; provided, however, that said preferred stock shall never have voting powers in excess of one vote per share.

     The preferred stock may be issued in one or more series of stock and each such series may have such voting powers (but not in excess of one vote per share), full or limited or no voting powers, and such designation, preferences, and relative participating optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in a resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors pursuant to the authority hereby granted; provided, however, that no shares of preferred stock shall be given a preference over the Common Stock or other junior stock of more than $20.00 per share plus accumulated dividends out of the assets of the Corporation on any liquidation, dissolution or winding up of the Corporation.

     2. The shares of stock of this Corporation may be issued by this Corporation from time to time for such consideration, not less than the par value thereof except as otherwise provided by law, as from time to time may be fixed by the Board of Directors of this Corporation; and all issued shares of the capital stock of this Corporation shall be deemed fully paid and non-assessable and the holders of such shares shall not be liable thereunder to this Corporation or to its creditors.

     3. No shareholder of this Corporation shall have any preemptive or preferential right of subscription to any shares of any stock of this Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of this Corporation in its discretion from time to time may determine.

     4. The minimum amount of capital with which it will commence business is Two Thousand Dollars ($2,000.00).

                                       ARTICLE V

     The existence of this Corporation is to be perpetual.

                                       ARTICLE VI

     The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatever.

                                       ARTICLE VII

     1. Subject to the provisions of any series of preferred stock which may at the time be outstanding, any "Major Transaction" (as hereinafter defined) shall require the affirmative vote of the holders of not less than 80% of the outstanding "Voting Stock" (as hereinafter defined) of the Corporation, which shall include the affirmative vote of at least 50% of the outstanding Voting Stock held by shareholders other than the "Related Person" (as hereinafter defined) involved in such Major Transaction, provided however that such voting requirement shall not be applicable if:

          (a) The Major Transaction was approved by the Board of Directors of the Corporation either (i) prior to the Related Person involved in the Major Transaction having become a Related Person, or
(ii) after such Related Person became such but only if the Related Person has sought and obtained the unanimous approval by the Board of Directors of such Related Person's acquisition of 20% or more of the outstanding shares of Voting Stock prior to such acquisition being consummated; or

          (b) The Major Transaction involves solely the Corporation and a Subsidiary none of whose stock is Beneficially Owned by a Related Person (other than Beneficial Ownership) arising solely because of control of the Corporation); provided that each shareholder of the Corporation receives the same type of consideration in such transaction in proportion to his stockholdings; or

          (c) Prior to becoming a Related Person, such Related Person made a tender offer for Voting Stock which: (i) conformed in all respects to federal laws and regulations governing such a transaction whether or not the Corporation or such stock was then regulated by or registered under said laws, (ii) committed such Related Person to take all shares tendered if it took any shares, and (iii) resulted in such Related Person acquiring at least 75% of the shares of each class of Voting Stock held by persons other than such Related Person; or

          (d)     All the following conditions are satisfied:

               (i) The cash or fair market value of the property, securities or other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassifications of shares into a lesser number and similar events) by holders of Common Stock of the Corporation in the Major Transaction is not less than the higher of (A) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such Related Person in acquiring any of its holdings of the Corporation's Common Stock or (B) an amount which bears the same or a greater percentage relationship to the market price of the Corporation's Common Stock immediately prior to the announcement of such Major Transaction as the highest per share price determined in (A) above bears to the market price of the Corporation's Common Stock immediately prior to the commencement of acquisition of the Corporation's Common Stock by such Related Person; and

               (ii) After becoming a Related Person and prior to the consummation of such Major Transaction, (A) such Related Person shall not have acquired any shares of stock, directly or indirectly, from the Corporation or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or upon compliance with the provisions of this Article VII or as a result of a pro rata stock dividend or stock split) and (B) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or a Subsidiary, or made any major changes in the Corporation's business or equity capital structure without the unanimous vote of the members of the Board then in office; and

               (iii) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to all shareholders of the Corporation for the purpose of soliciting shareholder approval of such Major Transaction and shall contain at the front thereof, in a prominent place any recommendations as to the advisability (or inadvisability) of the Major Transaction which the Continuing Directors, or any outside Directors, may choose to state.

     2. For purposes of this Article VII, the following defined terms shall have the following meanings:

          (a) The term "Major Transaction" shall mean (1) any merger or consolidation of this Corporation or a Subsidiary with or into a Related Person, (2) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets of this Corporation (including without limitation any securities of a Subsidiary) or of a Subsidiary, to a Related Person, (3) any merger or consolidation of a Related Person with or into this Corporation or a Subsidiary, (4) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a Subsidiary, (5) the issuance of any securities of this Corporation or a Subsidiary to a Related Person, (6) the acquisition by this Corporation or a Subsidiary of any securities of a Related Person,
(7) any reclassification of Voting Stock of this Corporation, or any recapitalization involving Voting Stock of this Corporation, proposed by a Related Person within five years after such Related Person became a Related Person, (8) any loan or other extension of credit by the Corporation or a Subsidiary to a Related Person or any guarantees by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, and (9) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Major Transaction.

          (b) The terms "Beneficial Owner" and correlative terms shall have the meanings ascribed to them in Rule 13d-3 and related interpretive releases promulgated and issued under the Securities Exchange Act of 1934. Without limitation, any shares of Voting Stock of the Corporation which any Related Person has the right to vote or to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed 'Beneficially owned, by such Related Person.

          (c) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity and each member of any "person" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 which, together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) or other members of such "person" and any other person or entity with which it or its affiliates or associates has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation, is the Beneficial Owner of 20% or more in the aggregate of the outstanding shares of Voting Stock of the Corporation, and any "affiliate," "associate" or member of such "person," of any such other persons or entities.

          (d) The term "Substantial Part" shall mean more than ten percent of the total assets of the person or entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

          (e) The term "Subsidiary" shall mean any corporation or other entity more than 50% of the stock of which is Beneficially owned by the Corporation.

          (f) The term "Voting Stock" shall mean all Common Stock and any other shares entitled to vote for the election of Directors of the Corporation.

          (g)     For the purposes of subparagraph l(d)(i) of this
Article VII, the "other consideration to be received" shall include, without limitation, Voting Stock of the Corporation retained by its existing public shareholders in the event of a Major Transaction which is a merger or consolidation in which the Corporation is the surviving corporation.

          (h) With respect to any proposed Major Transaction, the term "Continuing Director" shall mean a director who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed Major Transaction acquired 20% or more of the outstanding shares of Voting Stock of the Corporation, and the term "Outside Director" shall mean a director who is not (1) an officer or employee of the Corporation or any of its Subsidiaries or any relative of an officer or employee, (2) a Related Person or an officer, director or employee, associate or affiliate of a Related Person, or a relative of any of the foregoing, or (3) a person having a direct or indirect material business relationship with the Corporation or any subsidiary.

     3. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VII, on the basis of information known to the Corporation, whether (a) any corporation, person or other entity "Beneficially Owns," directly or indirectly, more than twenty percent (20%) of the shares of the Voting Stock, (b) any corporation, person or other entity is an affiliate, or "associate" of another and (c) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation or any of its "affiliates" involves a "Substantial Part" of the assets of the Corporation or such "affiliate," provided that assets involved in any single transaction or series of related transactions having an aggregate fair market value of more than fifteen percent (15%) of the total consolidated assets of the Corporation and its affiliates shall always be deemed to constitute a "Substantial Part" for purposes of this
Article VII. Any such determination made in good faith shall be conclusive and binding for all purposes of this Article VII.

     4. Nothing contained in this Article VII shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                       ARTICLE VIII

     The provisions set forth in this Article VIII and in Articles III and VII herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock (as defined in Article VII) of the Corporation, subject to the provisions of any series of preferred stock which may at the time be outstanding, provided, however, that if there is a shareholder of the Corporation which is a Related Person (as defined in Article VII), such 80% vote must include the affirmative vote of at least 50% of the outstanding Voting Stock held by shareholders other than the Related Person.

                                       ARTICLE IX

     The directors shall have power to make and to alter or amend the Bylaws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

                                       ARTICLE X

     1. Any purchase by the Corporation of shares of Voting Stock (as hereinafter defined) from an Interested Shareholder (as hereinafter defined), other than pursuant to an offer to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased, at a per share price in excess of the Market Price (as hereinafter defined) at the time of such purchase of the shares so purchased, shall require the affirmative vote of the holders of that amount of the voting power of the Voting Stock equal to the sum of (i) the voting power of the shares of Voting Stock of which the Interested Shareholder is the beneficial owner (as hereinafter defined) and (ii) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class.

     2. In addition to any affirmative vote required by law or this Certificate of Incorporation:

          (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $2,000,000 or more; or

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary having an aggregate Fair Market Value of $2,000,000 or more to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof); or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested
Shareholder; or

          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require either (a) the approval of a majority of the Disinterested Directors (as hereinafter defined) or (b) the affirmative vote of the holders of that amount of voting power of the Voting Stock equal to the sum of (1) the voting power of the shares of Voting Stock of which the Interested Shareholder is the beneficial owner and (2) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class; provided, however, that no such vote shall be required (i) for the purchase by the Corporation of shares of Voting Stock from an Interested Shareholder except where such vote is required by Section 1 of this Article X, (ii) in any transaction with an Interested Shareholder who is also a Related Person as defined in
Article VII and to which the provisions of Article VII apply, or (iii) in any transaction with an interested Shareholder who has beneficially owned all his shares of voting stock for two years or more.

     3. In any election of directors of the Corporation on or after the date on which any Substantial Shareholder (as hereinafter defined) becomes a Substantial Shareholder, and until such a time as no Substantial Shareholder any longer exists, there shall be cumulative voting for election of directors so that any holder of shares of Voting Stock entitled to vote in such election shall be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which such Shareholder's shares would be entitled except for the provisions of this Section 3, and such Shareholder may cast all of such votes for a single director, or distribute such votes among as many candidates as such Shareholder sees fit. In any such election of directors, one or more candidates for the Board of Directors of the Corporation may be nominated by a majority of the Disinterested Directors. With respect to any candidates nominated by a majority of the Disinterested Directors or by any person who is the beneficial owner of shares of Voting Stock having a Market Price of $250,000 or more, there shall be included in any proxy statement or other communication with respect to such election to be sent to holders of shares of Voting Stock by the corporation during the period in which there is a Substantial Shareholder, at the expense of the Corporation, descriptions and other statements of or with respect to such candidates submitted by them or on their behalf, which shall receive equal space, coverage and treatment as is received by candidates nominated by the Board of Directors or management of the Corporation provided that such information is received on a timely basis and complies with applicable federal and state securities laws.

     4.     It shall be the duty of any Interested Shareholder:

          (i) to give or cause to be given written notice to the Corporation, immediately upon becoming an Interested Shareholder, of such person's status as an Interested Shareholder and of such other information as the Corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Stock of which such Interested Shareholder is a beneficial owner as defined herein, and

          (ii) to notify the Corporation promptly in writing of any change in the information provided in subparagraph (i) of this Section 4;

provided, however, that the failure of an Interested Shareholder to comply with the provisions of this Section 4 shall not in any way be construed to prevent the Corporation from enforcing the provisions of sections 1 through 3 of this Article X.

     5.     For the purposes of this Article X:

          (A) A "person" shall mean any individual, firm, corporation or other entity.

          (B) "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, excluding any class or series of capital stock which is entitled to such vote only upon the occurrence of an event or condition which has not occurred.

          (C) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of 5% or more of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (D) "Substantial Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of 40% or more of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 40% or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Substantial Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (E)     A person shall be a "beneficial owner" of any Voting
Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (F) For the purposes of determining whether a person is an Interested Shareholder or a Substantial Shareholder pursuant to paragraphs C and D of this Section 5, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph E of this Section 5 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (G) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 26, 1985.

          (H) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definitions of Interested Shareholder and Substantial Shareholder set forth in paragraphs C and D of this Section 5, the term "Subsidiary" shall mean only a corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

          (I) "Market Price" means: the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934, on which such stock is listed, or, if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question of the National Association of Securities Dealers, Inc., Automated Quotations System, or any system then in use, (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the fair market value at the time in question of a share of such stock as determined by the Board in good faith.

          (J) "Fair Market Value" means: (i) in the case of stock, the Market Price, and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          (K) "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with any Interested Shareholder and/or Substantial Shareholder and was a member of the Board prior to the time that any Interested Shareholder or Substantial Shareholder became an Interested Shareholder or Substantial Shareholder, and any successor of a Disinterested Director who is unaffiliated with any Interested Shareholder or Substantial Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

     6. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this
Article X, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder or a Substantial Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or an Associate of another person and (D) whether a transaction or a series of transactions constitutes one of the transactions specified in
Section 2 hereof. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article X.

     7. Notwithstanding any other provisions of this Certificate of Incorporation or Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X, provided, however, that if there is a shareholder of the Corporation who is a Related Person (as defined in Article VII), such 80% vote must include the affirmative vote of at least 50% of the voting power of the outstanding Voting Stock held by shareholders other than the Related Person.

                                       ARTICLE XI

     1. The number of Directors of the Corporation shall be specified in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws, provided the number of Directors of the Corporation shall not be less than seven (7).

     2. Beginning with the Board of Directors elected at the Annual Meeting of Shareholders held in 1985, Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. At such meeting, separate elections shall be held for the Directors of each class: those of the first class to be elected for a term of office to expire at the 1986 Annual Meeting of Shareholders, those of the second class to be elected for a term of office to expire at the 1987 Annual Meeting of Shareholders, and those of the third class to be elected for a term of office to expire at the 1988 Annual Meeting of Shareholders. At each succeeding Annual Meeting of Shareholders following the 1985 Annual Meeting, the class of Directors then being elected shall be elected to hold office for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. Each Director shall hold office for the term for which elected and until his successor shall have been elected and qualified.

     3. Any Director, any class of Directors, or the entire Board of Directors may be removed from office as a Director at any time, (a) for cause, by the affirmative vote at a duly called Meeting of Shareholders of at least eighty percent (80%) of the votes which all Shareholders would be entitled to cast at an Annual Election of Directors or (b) without cause by the affirmative vote at a duly called meeting of Shareholders which satisfies the requirements of paragraph 6 of this
Article XI applicable to an amendment, modification or repeal.

     4. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled only by a majority of the remaining Directors then in office, though less than a quorum, or by the sole remaining Director. All Directors elected to fill vacancies shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director unless such Director shall voluntarily resign.

     5. All corporate powers shall be exercised by the Board of Directors except as otherwise provided by law or this Certificate of Incorporation.

     6. A new issue of a class or series of Voting Stock (as defined in Article X) may be given the right to elect one or more directors, provided that such class or series of Voting Stock is authorized by a resolution approved by a majority of the Disinterested Directors (as defined in Article X).

     7. Notwithstanding anything contained in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote at a duly called Meeting of Shareholders of at least eighty percent (80%) of the votes which all stockholders would be entitled to cast at an Annual Election of Directors, shall be required to amend, modify or repeal the provisions set forth here in Article XI, provided, however, that if there is a shareholder of the Corporation which is a Related Person (as defined in Article VII), such 80% vote must include the affirmative vote of at least 50% of the voting power of the outstanding Voting Stock held by shareholders other than the Related Person.

                                       ARTICLE XII

     1. Any action by Shareholders of the corporation shall only be taken at a Meeting of Shareholders and no action may be taken by written consent of Shareholders entitled to vote upon such action.

     2. Notwithstanding anything contained in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote at a duly called meeting of Shareholders of at least eighty percent (80%) of the votes which all stockholders would be entitled to cast at an Annual Election of Directors, shall be required to amend, modify or repeal the provisions set forth here in Article XII, provided, however, that if there is a shareholder of the Corporation who is a Related Person (as defined in Article VII), such 80% vote must include the affirmative vote of at least 50% of the voting power of the outstanding Voting Stock held by shareholders other than the Related Person.

                                       ARTICLE XIII

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of duty as a director.

     We, the undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file, and record this Certificate, and do certify that the facts herein stated are true; and we have accordingly hereunto set our respective hands and seals.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been duly executed in the corporate name of UNIVAR CORPORATION by its Senior Vice President - Finance and Administration, duly acknowledged, and has caused its corporate seal to be hereunto affixed on this 19th day of September, 1989.


                                         UNIVAR CORPORATION


                                         By /S/ NICOLAAS SAMSOM
                                         Senior Vice President -
                                         Finance and Administration


ATTEST:


/S/ BARRY C. MAULDING
Corporate Secretary